Exhibit 32.1

Written Statement of the Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chief Executive Officer of LMF Acquisition Opportunities, Inc. (the “Company”), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the annual period ended December 31, 2021 as filed with the Securities and Exchange Commission on April 6, 2022 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Bruce Rodgers
April 6, 2022	Bruce Rodgers
CEO and Chief Executive Officer
(Principal Executive Officer)

A signed original of this document has been provided to LMF Acquisition Opportunities, Inc. and will be retained by LMF Acquisition Opportunities, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.